CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated May 2, 2003 on the financial statements and financial highlights of The Osterweis Fund and The Osterweis Strategic Income Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                                /s/      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 25, 2003